      As filed with the Securities and Exchange Commission on February 24, 2000.

                                                    Registration No. 333-_______
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                JFAX.COM, Inc.
            (Exact name of Registrant as specified in its charter)

          Delaware                                            51-0371142
   (State of incorporation)                            (I.R.S. Employer
                                                       Identification Number)

                           6922 Hollywood Boulevard
                          Hollywood, California 90028
                   (Address of principal executive offices)

     JFAX.COM, Inc. (JFAX.COM) Amended and Restated 1997 Stock Option Plan

                              Richard S. Ressler
                           Co-Chairman of the Board
                                JFAX.COM, Inc.
                           6922 Hollywood Boulevard
                          Hollywood, California 90028
              (Name and address of agent for service) (Zip code)

                                (323) 860-9200
             (Registrant's telephone number, including area code)

                        Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------------------------
Title Of Securities     Amount To Be           Proposed Maximum Offering       Proposed Maximum Aggregate        Amount Of
To Be Registered        Registered             Price Per Share (1)             Offering Price (1)                Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,           5,215,000 shares (2)   $5.0156                         $26,156,354.00                    $6,905.28
$0.01 per share
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock of JFAX.COM, Inc. (the "Company") as reported on the NASDAQ National Market on February 17, 2000, multiplied by the amount of shares to be registered.


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                                                                          Page 1

(2) Also includes options that were granted to Michael P. Schulhof under a Consulting Agreement with Mr. Schulhof. All such options are described in the documents filed or furnished pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which are incorporated by reference herein. This registration statement shall also cover any additional shares of common stock which become issuable under the JFAX.COM, Inc. Amended and Restated (JFAX.COM) 1997 Stock Option Plan ("1997 Stock Option Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of JFAX.COM, Inc.


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                                                                          Page 2

                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


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                                                                          Page 3

                                   PART II.

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference


     The following documents are incorporated by reference into this registration statement:

(a) Our prospectus filed with the Commission on July 23, 1999 pursuant to Rule 424(b)(4) of the Securities Act.

(b) Our quarterly report on Form 10-Q filed with the Commission on November 15, 1999. In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

(c) The description of Common Stock contained in our report on Form 8-A filed with the Commission on May 4, 1999 pursuant to the Exchange Act (including the subsequent amendment to such description as contained in the Rule 424(b)(4) prospectus filed with the Commission on July 23, 1999).

ITEM 4.  Description of Securities

     Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel

     Not applicable.

ITEM 6.  Indemnification of Directors and Officers

     As permitted by Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director.
Article VI of our by-laws provides:

     The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the


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                                                                          Page 4

     Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term 'Corporation' shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term 'other enterprise' shall include any corporation, partnership, joint venture, trust or employee benefit plan; service 'at the request of the Corporation' shall include service as a director, officer or employee of II-1 the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

In addition, the underwriting agreement for the offering included customary provisions indemnifying the officers, directors and our control persons against liabilities in respect of information provided by the underwriters for use in this registration statement. We have also obtained a policy of directors' and officers' liability insurance for our directors and officers to insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.  Exemption from Registration Claimed

     Not Applicable.

ITEM 8.  Exhibits

     The following are filed as exhibits to this registration statement:

EXHIBITS
-------------------------------------------------------------------------------

4.1 Certificate of Incorporation, as amended and restated (incorporated by reference to Exhibit 3.1 of Registrant's registration statement of Form S-1 filed on April 16, 1999).
4.2     By-laws, as amended and restated (incorporated by reference to Exhibit
        3.2 of Registrant's registration statement of Form S-1 filed on April 16, 1999).
4.3 JFAX Communications, Inc. (JFAX.COM) Amended and Restated 1997 Stock Option Plan (incorporated by reference to Exhibit 10.2 of Registrant's statement of Form S-1/A filed on May 26, 1999).
5.      Opinion of Nicholas V. Morosoff as to the validity of the Common Stock.
23.1    Consent of KPMG LLP, independent auditors.
23.2 Consent of Nicholas V. Morosoff, General Counsel of JFAX.COM, Inc. (included in Opinion of Nicholas V. Morosoff at Exhibit 5).
24.     Power of Attorney (included on signature page).

ITEM 9.  Undertakings

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


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                                                                          Page 5

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                                                          Page 6

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the above requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on this 16th day of February, 2000:

                         JFAX.COM, Inc.

                         By: /s/ Richard S. Ressler
                             ___________________________
                             Richard S. Ressler
                             Co-Chairman of the Board


     KNOW ALL PERSONS BY THESE PRESENTS, that such person whose signature appears below constitutes and appoints Richard S. Ressler and Nicholas V. Morosoff and each of them severally, his true and lawful attorneys-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act or Exchange Act and any rules, regulations and requirements of the Commission, in connection with the registration under the Securities Act of the Common Stock of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, to this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate in respect of the Common Stock of the Registrant, to any and all amendments thereto (including post-effective amendments) to this Registration Statement, to any related Rule 462(b) Registration Statement and to any documents filed as part of or in connection with this Registration Statement and any and all amendments thereto, including post-effective amendments.


Signature                               Title
---------                               -----

/s/ Richard S. Ressler                  Co-Chairman of the Board
------------------------------
Richard S. Ressler

/s/ Jaye Muller                         Co-Chairman of the Board and Director
------------------------------
Jaye Muller

/s/ Steven J. Hamerslag                 President and Chief Executive Officer
------------------------------
Steven J. Hamerslag

/s/ Nehemia Zucker                      Chief Financial Officer
------------------------------
Nehemia Zucker

/s/ Zohar Loshitzer                     Chief Information Officer and Director
------------------------------
Zohar Loshitzer


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                                                                          Page 7

/s/ John F. Rieley                      Director
-------------------------------
John F. Rieley

/s/ Michael P. Schulhof                 Director
-------------------------------
Michael P. Schulhof

/s/ R. Scott Turicchi                   Director
-------------------------------
R. Scott Turicchi

/s/ Robert J. Cresci                    Director
-------------------------------
Robert J. Cresci


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                                                                          Page 8

                               INDEX TO EXHIBITS


EXHIBITS                                                                   PAGE
-------------------------------------------------------------------------------

   4.1  Certificate of Incorporation, as amended and restated                 --
        (incorporated by reference to Exhibit 3.1 of Registrant's
        registration statement of Form S-1 filed on April 16, 1999).
   4.2  By-laws, as amended and restated (incorporated by reference           --
        to Exhibit 3.2 of Registrant's registration statement of Form
        S-1 filed on April 16, 1999).
   4.3  JFAX Communications, Inc. (JFAX.COM) Amended and Restated 1997        --
        Stock Option Plan (incorporated by reference to Exhibit 10.2 of Registrant's statement of Form S-1/A filed on May 26, 1999).
   5.   Opinion of Nicholas V. Morosoff as to the validity of the Common
        Stock.                                                                10
  23.1  Consent of KPMG LLP, independent auditors.                            12
  23.2 Consent of Nicholas V. Morosoff, General Counsel of JFAX.COM, Inc. 10 (included in Opinion of Nicholas V. Morosoff at Exhibit 5).
   24.  Power of Attorney (included on signature page).                        7


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